Exhibit 10.1

April 7, 2022

Mr. Jason Whitaker
President & CEO
Shoals Technologies Group, Inc.
1400 Shoals Way
Portland, TN 37148

Re:    Statement of Work – Related to Agreement of Consulting Services and Terms and Conditions Dated April 7, 2022

Dear Jason:

This Statement of Work (“SOW”) for consulting services, along with the letter dated April 7, 2022 and accompanying Terms and Conditions (which are incorporated into this SOW by reference), constitute the Agreement for Consulting Services (“Agreement”) between Ham, Langston & Brezina, L.L.P. (“HL&B” or “we”) and Shoals Technologies Group, Inc. (“Client” or “Company” or “you”). To the extent there is any conflict or inconsistency between the Terms and Conditions and any SOW, unless otherwise agreed to in writing, the Terms and Conditions shall prevail.

The SOW is effective on April 7, 2022. Any term or condition incorporated into this SOW that is an addition to the terms and conditions contained in the Terms and Conditions applies only to the services (described below) provided under this SOW.

Scope of Services

HL&B agrees to provide the advisory, accounting and, through Kevin Hubbard, interim CFO services.

Fee Arrangement

HL&B’s fees for Services will be at our standard rates for the professional providing the services, or rates otherwise agreed to.

We will also bill you for our reasonable out-of-pocket expenses and our internal charges for certain support activities. Our internal charges include certain flat-rate amounts that reflect an allocation of estimated costs associated with general office services such as computer usage, telephone charges, facsimile transmissions, postage and photocopying.

If you have any questions pertaining to this SOW, please contact Kevin Hubbard at 281-617-0273.

Houston | Champions | Galleria | Galveston

Shoals Technologies Group, Inc.
April 7, 2022

HL&B values your business and looks forward to continue providing quality professional services to your Company.

Very truly yours,

Ham, Langston & Brezina, L.L.P.

By:	/s/ Kevin Hubbard	Date:	April 7, 2022
Name:	Kevin Hubbard
Title:	Partner

Accepted and agreed to by:

Shoals Technologies Group, Inc.

By:	/s/ Jason Whitaker	Date:	April 7, 2022
Name:	Jason Whitaker
Title:	President & CEO

April 7, 2022

Mr. Jason Whitaker
President & CEO
Shoals Technologies Group, Inc.
1400 Shoals Way
Portland, TN 37148

Re: Agreement for Consulting Services

Dear Jason:

Thank you for selecting Kevin Hubbard at Ham, Langston & Brezina, L.L.P. (“HL&B” or “we”). We appreciate the opportunity to provide advisory, accounting, and interim CFO services to Shoals Technologies Group, Inc. (“Client” or “you”). As explained below, we will provide professional services to you under an Agreement for Consulting Services (“Agreement”).

The attached Terms and Conditions sets forth the standard terms and conditions that will govern HL&B’s provision of consulting services to you. The Terms and Conditions shall be effective for a period of three years beginning on the date of this letter. Once effective, you may engage HL&B to perform services for you under a statement of work (“SOW”). A separate SOW will be required for each project that HL&B performs for you. Each SOW or any other services provided during the above-referenced period, along with this letter and the Terms and Conditions, shall constitute the Agreement. Work performed outside a separate SOW will be at our standard rates, or rates otherwise agreed to, and related expenses will be charged.

Please acknowledge your acceptance of the foregoing by signing and returning a copy of this letter to Kevin Hubbard.

Houston | Champions | Galleria | Galveston

Shoals Technologies Group, Inc.
April 7, 2022

If you have any questions, please contact Kevin Hubbard at 281-617-0273.

Very truly yours,

Ham, Langston & Brezina, L.L.P.

By:	/s/ Kevin Hubbard	Date:	April 7, 2022
Name:	Kevin Hubbard
Title:	Partner

Accepted and agreed to by:

Shoals Technologies Group, Inc.

By:	/s/ Jason Whitaker	Date:	April 7, 2022
Name:	Jason Whitaker
Title:	President & CEO

1.General. These Terms and Conditions shall apply to all services HL&B performs at Client’s request (the “Services”) even if such services are not expressly covered by a Statement of Work (“SOW”). To the extent there is any conflict or inconsistency between the Terms and Conditions and any SOW, unless otherwise agreed to in writing, the Terms and Conditions shall prevail.

2.Termination. Each party shall have the right to terminate this Agreement and/or any SOW, as applicable, at any time by giving written notice to the other party not less than 10 business days before the effective date of termination. If this Agreement terminates or is terminated while one or more SOWs remain outstanding, the terms of this Agreement shall continue to govern the SOW, and the entire Agreement shall be deemed finally terminated only upon termination of all outstanding SOWs, or completion of the work thereunder. Termination of one or more SOWs will not terminate this Agreement. In addition, HL&B may terminate this Agreement and/or any SOW immediately if HL&B reasonably determines that it must do so in order to comply with applicable professional standards, applicable laws or regulations (e.g., a conflict of interest arises). If the Agreement and/or any SOW is terminated, Client agrees to compensate HL&B for the Services performed and expenses incurred through the effective date of termination.

3.Mutual Indemnification and Limitation of Liability.
HL&B agrees to indemnify and hold harmless the Client for any injuries to persons or property caused by the negligent, intentional or willful acts of HL&B's employees in connection with the performance of services under this Agreement. The Client agrees to indemnify and hold harmless HL&B for any injuries to persons or property caused by the negligent, intentional or willful acts of the Client’s employees in connection with the performance of services under this Agreement.
Except for HL&B Group’s gross negligence or intentional misconduct, HL&B Group’s liability shall not exceed the aggregate amount of fees paid by Client to HL&B during the 12 months preceding the date of the claim pursuant to the applicable SOW or such other work performed outside an SOW, under which the Claim arose. In no event shall HL&B Group be liable for consequential, special, indirect, incidental, punitive, or exemplary losses or damages relating to the Agreement.

4.Third-Parties and Use. All Services hereunder shall be solely for Client’s use and benefit pursuant to our client relationship. This engagement does not create privity between HL&B and any person or party other than you, and is not intended for the express or implied benefit of any third party. Although you may disclose our advice, opinions, reports, or other services (but not our work papers) to any person without limitation, no third party is entitled to rely, in any manner or for any purpose, on the Services or deliverables of HL&B hereunder.

5.HL&B Responsibilities. HL&B’s Services will not constitute an audit, review, examination or other form of attestation. HL&B shall have no responsibility to address any legal matters or questions of law. Subsequent to the completion of the Services, HL&B will update its advice, recommendations or work product for changes or modifications to the law and regulations or for subsequent events or transactions, only if Client separately engages HL&B to do so in writing.

6.Fees and Expenses. The fees and expenses under this Agreement shall be set forth in the applicable SOW. If no SOW is in place, fees will be at our standard rates, or rates otherwise agreed to, and related expenses will be charged. HL&B may charge additional fees if Client requests that HL&B perform services in addition to the Services described in the SOW. The amount of our fees is based upon the expectation that certain information and assistance will be received by HL&B in a timely manner from Client as detailed in this Agreement. If HL&B believes an additional fee is required as the result of the failure of Client to meet any of these requests for information or for any other reason, HL&B will inform you promptly.
Unless otherwise agreed to in an SOW, our standard practice is to render our invoices on a monthly basis. Payment of our invoices is due upon receipt. Invoices that are unpaid 30 days past the invoice date are deemed delinquent and we reserve the right to charge interest on the past due amount at the lesser of 1.0% per month or the maximum amount permitted by law. If an account has fees that are not paid in a timely manner, then we reserve the right to suspend our Services, withhold delivery of any deliverables, or withdraw from this engagement entirely if any payment of our invoices is delinquent. If any collection action is required, you agree to reimburse us for our costs of collection, including attorneys’ fees.

7.Dispute Resolution; Claims. Any dispute or claim between you and HL&B arising out of or relating to the Agreement or a breach of the Agreement, including, without limitation, claims for breach of contract, professional negligence, breach of fiduciary duty, misrepresentation, fraud and disputes regarding attorney fees and/or costs charged under this Agreement (except to the extent provided below) shall be submitted to binding arbitration before the American Arbitration Association, and subject to the Commercial Arbitration Rules. The arbitration proceeding shall take place in the city in which the HL&B office providing the majority of the Services involved is located, unless the parties agree in writing to a different location. The arbitration shall be governed by the provisions of the laws of the State of Texas (except if there is no applicable state law providing for such arbitration, then the Federal Arbitration Act shall apply) and the substantive law of such state shall be applied without reference to conflicts of law rules. The parties shall bear their own legal fees and costs for all claims. The arbitration proceedings shall be confidential. You acknowledge that by agreeing to this Arbitration provision, you are giving up the right to litigate claims against HL&B, and important rights that would be available in litigation, including the right to trial by judge or jury, to extensive discovery and to appeal an adverse decision. You acknowledge that you have read and understand this arbitration provision, and that you voluntarily agree to binding arbitration.

No claim or action arising out of or relating to this Agreement or the Services hereunder may be brought by either party hereto (i) more than 24 months after the claiming party first knows or has reason to know that the claim or cause of action has accrued, or (ii) more than 60 months following the completion of the Services to which the claim relates. This paragraph will shorten, but in no event extend, any otherwise legally applicable period of limitations on such claims.

8.Power and Authority. Each of the parties hereto has all requisite power and authority to execute and deliver this Agreement and to carry out and perform its respective obligations hereunder. This Agreement constitutes the legal, valid and binding obligations of each party, enforceable against such party in accordance with its terms.

9.Subpoenas. If Client requests HL&B to object to or respond to, or HL&B receives and responds to, a validly issued third party subpoena, court order, government regulatory inquiry, or other similar request of or legal process for the production of documents and/or testimony relative to information we obtained and/or prepared during the course of this or any prior engagements with Client, you agree to compensate us for all time HL&B expends in connection with such response, at our regular rates, and to reimburse HL&B for all related out-of-pocket costs (including outside lawyer fees) that we incur.

10.Email Communications. HL&B disclaims and waives, and the Client releases HL&B from, any and all liability for the interception or unintentional disclosure of email transmissions or for the unauthorized use or failed delivery of emails transmitted or received by HL&B in connection with the performance of the Services.

11.External Computing Options. If, at the Client’s request, HL&B agrees to use certain external commercial services, including but not limited to services for cloud storage, remote control, and/or file sharing options (collectively “External Computing Options”), that are outside of HL&B’s standard security protocol, the Client acknowledges that such External Computing Options may be associated with heightened security and privacy risks. Accordingly, HL&B disclaims and waives, and the Client releases HL&B from, any and all liability arising out of or related to the use of such External Computing Options.

12.Electronic Transmissions. This Agreement may be transmitted in electronic format and shall not be denied legal effect solely because it was formed or transmitted, in whole or in part, by electronic record; however, this Agreement must then remain capable of being retained and accurately reproduced, from time to time, by electronic record by the parties to this Agreement and all other persons or entities required by law. An electronically transmitted signature to this Agreement will be deemed an acceptable original for purposes of consummating this Agreement and binding the party providing such electronic signature.

13.Severability. If any portion of this Agreement is held to be void, invalid, or otherwise unenforceable in whole or in part, for any reason whatsoever, such portion of this Agreement shall be amended to the minimum extent required to make the provision enforceable and the remaining portions of this Agreement shall remain in full force and effect.

14.Independent Contractor. HL&B is providing the Services to Client as an independent contractor. HL&B’s obligations to Client are exclusively contractual in nature. This Agreement does not create any agency, employment, partnership, joint venture, trust, or other fiduciary relationship between the parties. Neither HL&B nor Client shall have the right to bind the other to any third party or otherwise to act in any way as a representative or agent of the other except as otherwise agreed in writing between the parties.
15.Confidentiality. Each of the parties hereto shall treat and keep any and all of the “Confidential Information” as confidential, with at least the same degree of care as it accords to its own confidential information, but in no event less than a reasonable degree of care. “Confidential Information" means all non-public information that is marked as “confidential” or “proprietary” or that otherwise should be understood by a reasonable person to be confidential in nature that is obtained by one party (the “Receiving Party”) from the other party (the “Disclosing Party”). All terms of this Agreement and all information provided pursuant to this Agreement are considered Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include any information that was or is: (a) known to the Receiving Party prior to disclosure by the Disclosing Party; (b) as of the time of its disclosure, or thereafter becomes, part of the public domain through a source other than the Receiving Party; (c) made known to the Receiving Party by a third person who is not subject to any confidentiality obligation known to Receiving Party and such third party does not impose any confidentiality obligation on the Receiving Party with respect to such information; (d) required to be disclosed pursuant to governmental authority, professional obligation, law, decree regulation, subpoena or court order; or (e) independently developed by the Receiving Party. In no case shall the tax treatment or the tax structure of any transaction be treated as confidential as provided in Treas. Reg. sec. 1.6011-4(b)(3). If disclosure is required pursuant to subsection (d) above, the Disclosing Party shall (other than in connection with routine supervisory examinations by regulatory authorities with jurisdiction and without breaching any legal or regulatory requirement) provide prior written notice thereof to allow the other party to seek a protective order or other appropriate relief. Upon the request of the Disclosing Party, the Receiving Party shall return or destroy any and all of the Confidential Information except for (a) copies retained in work paper files retained to comply with a party’s professional or legal obligations and (b) such Confidential Information located on electronic back-up tapes (in accordance with the Receiving Party’s normal data back-up procedures) where such tapes are not easily accessible to Receiving Party’s employees or partners.

16.Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter herein, superseding all prior agreements, negotiations, or understandings, whether oral or written, with respect to the subject matter herein. This Agreement may not be changed, modified, or waived in whole or part except by an instrument in writing signed by both parties.